EXHIBIT 4.18

NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE
OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


STOCK PURCHASE WARRANT

Date of Issuance:


	Certificate No
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	For value received, The AppleTree Companies, Inc., a Delaware corporation (the
"Company"), hereby grants to           Company or its registered assigns (the
"Registered Holder") the right to purchase from the Company            shares
of the Company's Common Stock, par value $     per share (the Common Stock"),
at a price per share of $.0125 (as adjusted and in effect from time-to-time pursuant to Section 2 below, the "Exercise Price").  Certain capitalized terms used herein are defined in Section 5 hereof.  The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.


	This Warrant is subject to the following provisions:

	Section 1.
	Exercise of Warrant.


	1A.
	Exercise Period.  The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time-to-time after the Date of Issuance to and including September 25, 2001 (the "Exercise Period").


	1B.
	Exercise Procedure.




	(i)
	This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):



	(a)
	a completed Exercise Agreement, as described in paragraph 1C below, executed by the Registered Holder;



	(b)
	this Warrant;



	(c)
	either (x) a check payable to the Company in an
	amount equal to the product of the Exercise Price multiplied by the number of
shares of 	Common Stock being purchased upon such exercise (the "Aggregate
Exercise Price") or
    	(y)  the surrender to the Company of securities of the Company having a
Market Price 	equal to the Aggregate Exercise Price of the Common Stock being
purchased upon such 	exercise.



	(ii)
	Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within fifteen business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such fifteen-day period, deliver such new Warrant to the Registered Holder.



	(iii)
	The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the
Registered Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.



	(iv)
	The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common
Stock.  Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.



	(v)
	The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this
Warrant in any manner which interferes with the timely exercise of this
Warrant.  The Company shall from time-to-time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.



	(vi)
	The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be promptly delivered by the Company upon each such issuance).


	1C.
	Exercise Agreement.
	Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I attached hereto. Such Exercise Agreement shall be dated the actual date of execution thereof.


	1D.
	Fractional Shares.
	If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Registered Holder a check payable to the Registered Holder in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

	Section 2.
	Adjustment to Number of Shares.
	The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:


	2A.
	In case the Company shall (I) pay a dividend in shares of Common Stock or make a distribution in shares of  Common Stock; (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its shares of stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been converted immediately prior to the happening of  such event or any record date with respect thereto.  An adjustment made pursuant to this  paragraph 2A shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


	2B.
	In case the Company shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within forty five (45) days after the record date mentioned below) to subscribe for or purchase shares of Common
Stock at a price per share which is lower at the record date mentioned below than the then current Market Price per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this
Warrant shall be determined by multiplying the number of shares of Common
Stock theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Market Price per share of Common Stock.  Such adjustments shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.


	2C.
	In case the Company shall distribute to all holders of its shares of Common
Stock evidence of its indebtedness or assets (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph 2A above) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock
(excluding those referred to in paragraph 2B above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common
Stock theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the then current Market Price per share of
Common Stock on the date of such distribution, and of  which the denominator shall be the then current Market Price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the evidence of indebtedness or assets so distributed or of such subscription rights, options or warrants or of such convertible securities applicable to one share of
Common Stock.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.


	2D.
	Upon each such adjustment of the number of shares of Common Stock issuable upon exercise hereof, the Exercise Price of this Warrant shall be adjusted to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after such adjustment.

	Section 3.
	Company Consolidation, Merger, Etc.
	In case of any consolidation of the company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that any holder of this Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action.  The Company shall mail by first class mail, postage prepaid, to each holder of this Warrant, notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

	Section 4.
	Certificate Evidencing Adjustments.
	Whenever the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an
Assistant Secretary at its principal office  an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment.  Each such officer's certificate shall be made available at all reasonable times for inspection by the holder of this Warrant and the Company shall forthwith, after each such adjustment, deliver a copy of such certificate to each holder of this Warrant.
Such certificates shall be conclusive as to the correctness of such adjustments.

	Section 5.
	Definitions.
	The following terms have meanings set forth below:


	"Common Stock"  means the Company's Common Stock, par value $.001 per share.


	"Market Price"  means, with respect to the shares of Common Stock, the mean between the closing bid and asked prices as reported in the regular way for such day on the principal national securities exchange in the United States on which the shares are listed or admitted to trading, or, if they are not listed or admitted to trading on any national securities exchange in the United
States, the mean between the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or, if the Common Stock is not listed on
NASDAQ or any comparable system, then the mean between the closing bid and asked prices as furnished by two members of the National Association of
Securities Dealers, Inc. selected from time-to-time by the Company for that purpose.


	"Person"  means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

	Section 6.
	No Voting Rights;  Limitations of Liability.
	 This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common
Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

	Section 7.
	Warrant Transferable.
	This Warrant and all rights hereunder are non-transferable, in whole or in part, without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion.

	Section 8.
	Replacement.
	Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of  such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

	Section 9.
	Notices.
	Except as otherwise expressly provided herein, all notices referred to in this
Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt
requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (I) to the Company, at its principal executive offices and (ii) to the
Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

	Section 10.
	Amendment and Waiver.
	Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder of this Warrant.

	Section 11.
	Descriptive Headings;  Governing Law.
	The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of Delaware.


	IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.





	THE APPLETREE COMPANIES, INC.






	By:
                                             -------------------------------




	Its:
                                             --------------------------------


[Corporate Seal]

Attest:


---------------------------------
Secretary


















	EXHIBIT I




EXERCISE AGREEMENT



To:



	Dated:


	The undersigned, pursuant to the provisions set forth in the attached Warrant
(Certificate No. W-        ), hereby agrees to subscribe for the purchase of
shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.





                                          Signature
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